CONTRACT OF EMPLOYMENT



               INTERGRAPH (Deutschland) GmbH
               Hans-Pinsel-Straae 9b
               8013 Haar
                                                   - INTERGRAPH -


and


               Mr.
               Gerhard Sallinger
               Am Rebstock 35
               6057 Dietzenbach

                                                     - Employee -


hereby agree the following Contract of Employment:


1.  Field of Work, Duty Station

    a)  The Employee shall be hired as a
       sales representative

    b) Following familiarisation, the Employee shall work from the Frankfurt office.

    c) The Employee shall be obliged to also perform other suitable work within the bounds of reasonableness if required and if necessary to perform this work from another duty station for a limited period of time.


2.  Start of the Contract, Term, Termination

    a)  The contractual relationship shall commence on 1st January
       1986 or, at the request of the Employee, earlier if he terminates his current employment relationship prematurely. (Contract started on November 1st, 1985)

    b) The contractual relationship shall run for an undefined time. It can be terminated by either partner after expiry of the probationary period, giving a period of notice of six weeks to the end of a quarter.

    c) Any extension of the period of notice in favour of the Employee under the law or a collective bargaining agreement shall also apply in favour of INTERGRAPH in the same way.

    d) Termination of the employment relationship before it commences shall be excluded.


3.  Probationary Period

    a)  A probationary period of six months shall be agreed.

    b) During the probationary period, the employment relationship can be terminated by either party, giving a period of notice of one month to the end of a month, but at the latest before expiry of the sixth month to the end of the seventh month.



4.  Ability to Work

    a) The Employee declares that he is not aware of any deficiencies or illnesses that may impair his performance at work.

    b) If he falls ill, the Employee shall be obliged to give notice thereof immediately and to submit a medical certificate by the expiry of the third day after the occurrence of the incapacity to work.

    c) The Employee shall also report any other incapacity to work and its anticipated duration. He shall furnish reasons therefore upon request.


5.  Working Time, Vacation

    a) The regular working time shall be 40 hours a week, Mondays to Fridays from 8.30 a.m. to 5. 15 p.m. The lunch break of 45 minutes can be taken between 12 a.m. and 2 p.m. as agreed.

    b) The Employee shall be entitled to vacation of 29 working days for each calendar year. Vacation shall be granted on a pro rata temporis basis in the first year and in the year in which the Employee leaves.

    c) The vacation can be taken for the first time after a waiting period of four months. It shall be agreed in good time with INTERGRAPH and in observance of company interests.


6.  Remuneration

    a)  The Employee shall receive a gross monthly salary of

                DM 7,000.00

       payable per the end of a month. It shall be paid by cashless transfer.

    b) There shall be no entitlement to a Christmas bonus, etc. If such benefits are nevertheless granted, they shall be at the absolute discretion of INTERGRAPH and shall not establish any legal entitlement, even if they are made repeatedly and without the express proviso that they are voluntary.



    c) In each case before the expiry of a period of employment of 12 months, the parties shall hold a meeting to assess the Employee's performance and discuss his future salary.


7.  Company Car

    INTERGRAPH shall provide the Employee with a mid-range company car. The Employee shall be authorised to use the car privately as well. The running costs incurred through its private use with the Federal Republic of Germany and the Federal State of Berlin shall be borne by INTERGRAPH. The cost contribution to be made by the Employee is governed by company policies (vehicle regulations).


8.  Secrecy, Business Documents

    a) The Employee shall maintain secrecy on all confidential business and company events, operations and establishments, including after the end of the employment relationship. This shall apply regardless of how he has gained knowledge thereof. This obligation shall also extend to affairs of other companies with which INTERGRAPH is economically or organisationally affiliated or co-operates.

    b) The obligation to maintain secrecy shall also include the details of this contract.

    c) All business documents, either in the original or as a copy, may only be removed from the company's premises in agreement with management and shall be returned to INTERGRAPH without special request when the employment relationship ends. Rights of retention shall be excluded.


9.  Reimbursement of Travel Expenses

    The rights of the Employee to reimbursement of subsistence expenses, accommodation expenses, etc. incurred during business trips are governed in the "Travel Policy" of INTERGRAPH. The Employee shall receive a permanent advance for travel expenses of DM 1,500.00.


10. Side-line Employment

    The Employee shall not pursue any side-line activity without the written consent of INTERGRAPH.


11. Contract Penalty

    a) If the Employee does not commence his work contrary to the law or terminates the employment relationship prematurely contrary to the contract, he shall incur a contract penalty to the amount of his last gross monthly salary.

    b)  INTERGRAPH reserves the right to claim further damages.


12. General

    a) The statutory provisions shall apply to inventions made by the Employee.

    b) Any amendments to or modifications of this contract shall only be valid when given in writing.

    c) If individual provisions of this contract are invalid, this shall not affect the remaining provisions of the contract.

    d) The precise task area and entitlements to commission of the sales representative are governed in a supplementary agreement.


Haar, dated 22.10.85                  Dietzenbach, dated 24.10.85




-----------------------------         ---------------------------
(INTERGRAPH) Deutschland GmbH         (Employee)